SCHEDULE 14A

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TELEGLOBE INTERNATIONAL HOLDINGS LTD

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EXPLANATORY NOTE

The materials below constitute a reproduction of a question and answer presentation available to employees of Teleglobe International Holdings Ltd (“Teleglobe”) and its subsidiaries on its intranet system with respect to the Agreement and Plan of Amalgamation, dated as of July 25, 2005, by and among Videsh Sanchar Nigam Limited (“VSNL”), VSNL Telecommunications (Bermuda) Ltd. (“Amalgamation Sub”) and Teleglobe, and the proposed amalgamation contemplated thereby.

IMPORTANT INFORMATION

Teleglobe plans to file with the SEC and mail to its shareholders a proxy statement in connection with the proposed amalgamation. Investors should carefully review such proxy statement when it is filed with the SEC before making any decision concerning the proposed amalgamation. The proxy statement will contain important information about Teleglobe, VSNL, Amalgamation Sub, the proposed amalgamation and related matters and, once filed, investors will be able to obtain this document and other relevant documents for free at the SEC’s internet web site: www.sec.gov, and at Teleglobe’s internet web site: www.teleglobe.com.

Teleglobe, VSNL, Amalgamation Sub and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Teleglobe’s shareholders in connection with the proposed amalgamation. Information concerning Teleglobe’s participants in such solicitation is set forth in Teleglobe’s Form 10-K filed with the SEC on March 17, 2005. Information concerning the participants of VSNL and Amalgamation Sub in such solicitation is set forth in the Form 20-F filed by VSNL with the SEC on September 29, 2004 and the Forms 6-K filed by VSNL with the SEC on October 27, 2004, April 11, 2005, May 10, 2005 and June 7, 2005.

FORWARD-LOOKING STATEMENTS

Teleglobe has included in this filing forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements concerning future or expected events or results. Actual results could differ materially from those projected in Teleglobe’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the risks and uncertainties described in Teleglobe’s filings with the SEC.

Text of Question and Answer Presentation

1.	Q: Who is the buyer?

A: VSNL, our long term bilateral partner in India. The incumbent International Carrier of India for international Voice & Enterprise Data Services. Privatized in 2002, VSNL is now part of the Tata Group, India’s largest and one of the most respected conglomerates.

2.	Q: Is this a merger or an acquisition?

A: This is an acquisition by VSNL of Teleglobe.

3.	Q: What will be the impact on Teleglobe?

A: The impact on Teleglobe will be very positive. This is a strategic purchase by VSNL. Teleglobe will enhance and extend VSNL’s international capabilities. Effectively acting in the same way as the company has traditionally with Bell Canada except that the Indian Market has one of the highest telecom growth rates in the world. VSNL intends to invest strategically in Teleglobe. That means we will continue to expand international connectivity, develop new functionality and have the financial muscle to move into new areas. In short, the company will get financial muscle and scale. It is too early to say what the impact will be on individuals or organizational structure that will emerge over the coming months.

4.	Q: Why this buyer and not another one?

A: This buyer was selected from a number by the Board of Teleglobe, on the basis that its offer was in the best interest of the shareholders of the company.

5.	Q: Why did the Board decide to sell now and not later when we will benefit from the results of the major projects (TIGER, Papillon, etc)?

A: There is never a perfect time to sell. Weighing all of the factors including the strategic alternatives available to the company and the offers made for the company, the Board decided that this was the appropriate time.

6.	Q: When will the closing happen?

A: The closing should take place sometime in the next six to eight months, depending on the required regulatory and other government approvals.

7.	Q: Is there is a possibility that the closing of the transaction will not happen?

A: There is always a possibility that this will not happen. However, it is unlikely.

8.	Q: What will happen between now and the closing?

A: Between now and the closing it will be business as usual. We have to make our 2nd half numbers and prepare for 2006. We will, of course, be engaged in strategic planning for the future with the new buyer.

9.	Q: Is my job secure and will there be layoffs?

A: In terms of job security, it is too early to say yet what if any changes the new buyer will make to the company.

10.	Q: Will the buyer close some facilities or rationalize some groups?

A: It is too early to say what changes the new buyer may implement in the business. Please remember that the buyer has bought the business as a platform for international growth.

11.	Q: Will we have a severance if our employment is terminated? What will it be?

A: Teleglobe will continue to pay a severance in the case of layoffs due to reduction of people. The severance will be generally in line with local practices.

12.	Q: Will the buyer recognize my seniority?

A: To the extent permitted under applicable law, each employee shall be given credit for all service with Teleglobe. As you may know, in US and in Canada, the service will be credited for all plans.

13.	Q: Will the buyer recognize the unions?

A: They will recognize the Unions and respect collective agreements.

14.	Q: Will there be any changes in the salary, bonus, benefits and policies?

A: There will be no changes in terms and conditions and benefits in the short term prior to closing and the buyer has agreed to provide benefits which are no less favourable on the aggregate for a period of one year. For people who are covered by a collective agreement, the buyer will respect the terms and conditions of these collective agreements.

15.	Q: How are my stock options affected?

A: All options shall be terminated and cancelled immediately prior to the closing; If the exercise price per share is below $4.50, you will receive a payment within 5 business days after the closing of: The difference between the exercise price and $4.50 times the number of options (both vested and unvested)

16.	Q: Will the buyer close the Canadian pension plans?

A: There are no plans to close the Canadian Pension Plan at this point in time. The Purchase Agreement calls for all benefit plans to be maintained in broadly similar fashion.

17.	Q: Will we have new policies and when?

A: At this time there is no plan to have new policies, however clearly that will depend on the buyer.

18.	Q: With whom should I communicate if I have a question?

A: If you have a question please route it through HR and it will be directed to the appropriate area.

19.	Q: Will Teleglobe change its name?

A: Personally, I believe it is highly unlikely. VSNL is buying Teleglobe for its international franchise.

20.	Q: Do we have the same customers?

A: Yes we will have the same customers, however it is possible that the new owner will take Teleglobe into additional areas of operations, which will be good for the Company and for the people.

21.	Q: Can I communicate with the employees of the new buyer?

A: I would leave it for the new buyer to reach out to all of you at the appropriate stage.